EXHIBIT 10.37.3

AMENDED PRIVATE SECURITIES PURCHASE AND ASSIGNMENT AGREEMENT

This PRIVATE SECURITIES PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”), dated as of January 17, 2019, is by and between Alpha Capital Anstalt (“Alpha”), organized under the laws of Liechtenstein, with offices located at Lettstrasse 32, 9490 Vaduz, Liechtenstein and Brio Capital Master Fund Ltd (“Brio”), organized under the laws of the Cayman Islands with offices located at 100 Merrick Road, Suite 401, W. Rockville Center, NY 11570 (each of Alpha and Brio may be referred to collectively, as the “Purchasers” and individually, as a “Purchaser”), on the one hand, and Firstfire Global Opportunities Fund, LLC (“Firstfire”), a New York limited liability company, with offices at 1040 First Avenue, Suite 190, New York, NY 10022 and Efrat Investments LLC, a Delaware limited liability company with offices located at 54 Lenox Avenue, Clifton NJ 07014 (“Efrat”), on the other hand, and Accelerated Pharma, Inc., a Delaware corporation with offices located at 15W155 81st Street, Burr Ridge, IL 60527 (the “Company”), and relates to certain securities issued by the Company, as set forth in the Recitals below. Alpha and Brio, each a Purchaser and collectively the “Purchasers, and Firstfire and Efrat, each a Seller and collectively, the “Sellers.” Firstfire, Efrat, Alpha, Brio and the Company are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, Efrat, a Seller, is the holder and record owner of a Senior Convertible Promissory Note originally issued by Accelerated Pharma, Inc. to Firstfire in the principal amount of $345,000 dated January 30, 2017 (the “Convertible Note”) and Firstfire, a Seller is the holder and record owner of 115,000 shares of the Company’s common stock, par value $0.00001 (the “Shares”), evidenced by a Statement of Account and Total Holder Account Statement attached hereto, 40,000 of which Shares were issued on January 31, 2017 and 75,000 Shares on June 20, 2017 (the Convertible Note and Shares are sometimes referred to collectively, as the “Securities”); and

WHEREAS, the Convertible Note issued to Firstfire contained a Confession of Judgment in the event of a default by the Company; and

WHEREAS, on December 27, 2017, Firstfire sold, transferred and assigned the Convertible Note to Efrat and unless context requires otherwise, Firstfire and Efrat are sometimes referred to collectively, as the “Sellers;” and

WHEREAS, the Sellers desires to sell, transfer and assign all right, title and interest in the Securities for the total purchase price of $290,000 (the “Purchase Price”), payable $280,000 to Efrat for the sale of the Convertible Note and $10,000 payable to Firstfire for the sale of the Shares; and

WHEREAS, the Parties acknowledge that October 22, 2018, the Company filed a registration statement with the United States Securities and Exchange Commission (the “SEC”) on Form S-1 (the “Registration Statement”) for the purpose of raising gross proceeds of $3 million from the offering and sale to the public (the “Offering”) of its securities under the Securities Act of 1933, as amended (the “Act”) and that the subject Offering is being conducted by the Company on a self-underwritten basis and that no minimum is required to close the Offering; and

WHEREAS, each Purchaser agrees to purchase and accept the transfer and assignment of all right, title and interest in the Securities in the percentages and amounts as set forth in Section 1(a) below and pay their respective obligations to pay the Purchase Price in the sums set forth in Section 1(b) below; and

WHEREAS, the Purchasers hereby agree that upon the closing of this Agreement (the “Closing”), which Closing is subject to the closing of the Offering, the Purchasers expressly agree that the Confession of Judgment by waived and be deemed null and void and that following the Closing and the issuance of new Purchaser’s Notes (as defined in Section 1.a below), no Confession of Judgment provisions will be contained therein; and

WHEREAS, the Parties acknowledge and agree that the Closing of this Agreement and the transactions contemplated herein are subject to the closing of the Offering by the Company and that if the closing of the Offering does not occur, then this Agreement shall become null and void and the obligations of the Parties to each other hereunder shall terminate in their entirety.

NOW THEREFORE, the Purchasers and Sellers, with the agreement and consent of the Company, hereby agree as follows:

1. PURCHASE AND SALE OF Convertible NOTE AND SHARES.

a. Purchase of Convertible Note and Shares. On the Closing Date (as defined below), the Sellers shall sell, transfer and assign to Alpha and Brio, each a Purchaser, and Alpha and Brio, each a Purchaser, agree to purchase from the Sellers all right, title and interest in the Securities, evidenced by the Convertible Note and the Shares, for the consideration and in the form of payment as set forth immediately below and, contemporaneous therewith, the Seller shall deliver instruments of transfer and assignment of the Securities, including but not limited to stock powers bearing executed medallion guaranties and such other documents to convey all right, title and interest in the Securities to each Purchaser (the “Transfer Instruments”), providing for: (i) a total of 89.35% of the Securities being sold, transferred and assigned to Alpha, evidenced by $308,257.50 in principal amount of the Convertible Note, plus accrued interest thereon; and (ii) a total of 10.65% of the Securities being sold, transferred and assigned to Brio, evidenced by $36,742.50 in principal amount of the Convertible Note, plus accrued interest thereon, and 115,000 Shares. The two Convertible Notes, in the respective amount of $308,257.50 and $36,742.50, are sometimes referred to collectively, as the Purchasers’ Notes and individually, as a Purchaser’s Note.

b. Form of Payment. On the Closing Date (as defined below), the Purchasers, separately and not jointly, shall pay the Purchase Price or $290.000 for the Securities to be transferred and sold to the respective Purchasers at the Closing, as defined below, with: (i) Alpha paying Efrat 89.35% of the $280,000 attributable to the Purchase Price of the Convertible Note and Brio paying Efrat 10.65% $280,000 attributable to the Purchase Price of the Convertible Note; and (ii) Alpha paying Firstfire 89.35% of the$10,000 Purchase Price of the Shares and Brio paying Firstfire 10.65% of the $10,000 Purchase Price of the Shares. The total Purchase Price of $290,000 shall be paid to the Sellers by wire transfer of immediately available funds to the Seller or account designated by the Seller, in accordance with the written wiring instructions, against delivery of the Securities and Transfer Instruments.

c. Agreement of the Company. The Company, within five (5) business days of execution of this Agreement the Company: (i) will issue a new Convertible Note in the name of: (a) Alpha or Alpha’s designees, in the principal amount of $308,257.50 plus accrued interest; and (b) Brio or Brio’s designees, in the principal amount of $36,742.50 plus accrued interest (each, a, “Purchaser’s Notes” and collectively, the “Purchasers’ Notes”); and (ii) will cause its transfer agent to issue in book entry form certificates evidencing: (c) 102,752.5 Shares in the name of Alpha or Alpha’s designees; and (d) 12,247.5 Shares in the name of Brio or Brio’s designees (the “Purchaser’s Shares” and, collectively, the “Purchasers’ Shares”). The Purchasers’ Notes shall contain such terms and conditions as the Purchasers, collectively, shall direct in writing. In the alternative, the Company and the Purchasers, acting singly and not collectively, can authorize the Company to issue and deliver such other securities of the Company as the respective Purchasers shall determine (the “Purchasers’ Securities”). The Purchasers’ Notes, Purchasers’ Shares and/or Purchaser Securities may be referred to hereinafter as the “Securities.”

d. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time not later than three (3) business days after the closing of the Offering, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the Parties.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers represent and warrant to the Purchasers and the Company that:

a. Ability to Carry Out Obligations. Each Seller has the right, power, and authority to enter into this Agreement and to bind each Seller to the representations and warranties hereof and perform each Seller’s obligations under this Agreement. The execution and delivery of this Agreement by each of the Sellers and the performance by each of the Sellers of its obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which either Seller is a party, or by which either Seller may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause either Seller to be liable to any third-party, or (iii) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any of the Securities being acquired by the Purchasers pursuant to this Agreement. In addition, each Seller represents and warrants that no person holds power of attorney or other interest whatsoever that could adversely affect the ability of either Seller to transfer all right, title and interest in each Seller’s Securities to the Purchasers under this Agreement.

b. Title. Each Seller has good and marketable title to each Seller’s respective Securities evidenced by the Convertible Note in the name of Efrat, in the form attached hereto as Exhibit A, and the Shares in the name of Firstfire, evidenced by a Statement of Account attached hereto as Exhibit B (collectively, the “Securities”) being sold, transferred and assigned to the Purchasers pursuant to this Agreement. The Securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, including but not limited to any restrictions on transfer imposed by federal and state securities laws. Neither Efrat’s Convertible Note nor Firstfire’s Shares are or will be subject to any voting trust or agreement with any third party. No person holds or has the right to receive any proxy or similar instrument with respect to each Seller’s Securities. Except as provided in this Agreement, neither Seller is a party to any agreement which offers or grants to any person, other than the Purchasers, the right to purchase or acquire any of the Securities. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Securities by the Purchasers (and/or assigns) impair, restrict or delay voting or any other ownership rights with respect to the Securities by the Purchasers.

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c. Transfer of Shares. Firstfire, as a Seller of the Shares, within five (5) business days of execution of this Agreement, will deliver the book entry statement(s), along with irrevocable stock powers bearing medallion guarantees and/or an Officer’s Certificate and Letter of Instructions to VStock Transfer (the “Transfer Agent”) so as to permit the Transfer Agent, in a timely manner, to issue the Shares in the names of the Purchasers or Purchasers’ designees.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers represent and warrant, individually and not collectively, to the Sellers and the Company, that:

a. Investment Purpose. Each Purchaser, as of the date of this Agreement, is purchasing the Securities from the Sellers and/or is being issued the Securities by the Company for its own account or for the account of its designees and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Act; provided, however, that by making the representations herein, each Purchaser understands that it is not agreeing to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of their Purchaser’s Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Act and the rules and regulations of the SEC under the Act.

b. Accredited Investor Status. Each Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

c. Reliance on Exemptions. Each Purchaser understands that the Securities are being acquired, transferred and assigned to each Purchaser in reliance upon specific exemptions from the registration requirements of the Act and the rules and regulations of the SEC under the Act and any applicable state securities laws and that the Company and Seller is relying upon the truth and accuracy of, and each respective Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of each Purchaser to acquire the Securities.

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d. Information. Each Purchaser and its advisors, if any, have been, and for so long as the Securities remain outstanding will continue to be, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of other securities of the Company which have been reasonably requested by each Purchaser and/or their respective advisors. Each Purchaser and/or their respective advisors, if any, have been, and for so long as the Securities remain outstanding will continue to be, afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing, the Company has not disclosed to either Purchaser any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to such Purchaser(s). Neither inquiries nor any other due diligence investigation conducted by either Purchaser or any of their respective advisors or representatives shall modify, amend or affect either Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Each Purchaser understands that its investment in the Securities involves a significant degree of risk. Neither Purchaser is aware of any facts that may constitute a breach of any of the Company’s representations and warranties made herein.

e. Governmental Review. Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. Each Purchaser understands that (i) the sale, transfer and assignment of the Securities to the Purchasers has not been and is not being registered under the Act or any applicable state securities laws, and the Securities issued to the Purchaser or its designees may not be sold, transferred and/or assigned unless (a) the Securities are sold pursuant to an effective registration statement under the Act, (b) each Purchaser shall have received from the Company, at the cost of the Company, an opinion of counsel that that the Company undertakes to provide in a timely manner and shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Act (or a successor rule) (“Rule 144”) of the requesting Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with this Section 3.f and who is an Accredited Investor, (d) the Securities are being issued in reliance upon Section 4(2) of the Act or pursuant to Rule 144 promulgated by the SEC under the Act, or (e) the Securities are being issued in reliance upon Section 4(2) or pursuant to Rule 144 promulgated by the SEC under the Act (or a successor rule) and the requesting Purchaser shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule 144 and further, if said Rule 144 is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

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e. Legends. Each Purchaser understands that until such time as the Securities may be sold, either pursuant to an effective registration statement under the Act or pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities and any Shares being acquired upon conversion of any Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue one or more certificates without such legend to the new holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

f. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of each Purchaser, and this Agreement constitutes a valid and binding agreement of each Purchaser enforceable in accordance with its terms.

g. Limitation on Acquisition of Shares. The Parties agree that in no event may either Purchaser convert the Convertible Note or exercise any of the Securities if, as a result of any such conversion or exercise, such Purchaser shall be the beneficial owner of more than 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Convertible Note or the exercise of any Securities containing rights to acquire or be exchanged for shares of Common Stock (the “Beneficial Ownership Limitation”). Each Purchaser may decrease the Beneficial Ownership Limitation at any time and each Purchaser, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation under this Section 3.g, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Convertible Note or the exercise of any Securities containing rights to acquire or be exchanged for shares of Common Stock held by such Purchaser and the Beneficial Ownership Limitation provisions of this Section 3.g shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.g to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Convertible Note or any Securities.

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4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchasers that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby and to issue the Securities, if any, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Purchasers’ Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Purchasers notes and the issuance and reservation for issuance of the Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Purchasers’ Notes, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 45,000,000 shares of Common Stock, par value $0.00001 per share (the “Common Stock”); and (ii) 5,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). As of the date of this Agreement, the Company has 6,220,190 shares of Common Stock issued and outstanding and 180,000 shares of Series A Preferred Stock issued and outstanding. The Company’s Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. All of the issued and outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and non-assessable. No shares of Common Stock or Preferred Stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the Company’s pending registration statement on Form S-1 filed with the SEC on October 22, 2018 (the “Registration Statement”) or as otherwise set forth in this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has filed with the SEC in its Registration Statement or in registration statements filed under the Act and amendments thereto during the period from October 11, 2016 through July 12, 2017, which registration statement and amendments were withdrawn on August 23, 2017 (collectively, the “SEC Documents”), true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof and thereof (the “Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Purchaser with a written update of this representation signed by the Company’s Chief Executive on behalf of the Company as of the Closing Date.

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d. Issuance of Securities. The issuance and/or transfer to the Purchasers of the Purchasers’ Notes and Securities, if any, when issued, will be duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Any shares of Common Stock underlying conversion of the Purchasers’ Notes are duly authorized and reserved for issuance and, upon conversion, if any, of the Purchasers’ Notes in accordance with its terms, or the issuance of Securities in either full or partial exchange for the Purchasers’ Notes will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of shares of Common Stock upon conversion of and underlying the Purchasers’ Notes and the conversion, if any, of the Purchasers’ Securities in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance any Securities and reservation for issuance of the shares of Common Stock underlying the Purchasers’ Notes or any amendment thereto) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or the transactions contemplated hereby in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

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g. Absence of Certain Changes. Since October 22, 2018, the date of the filing of the Registration Statement with the SEC, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or status of the Company or any of its Subsidiaries.

h. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

i. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

j. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

k. Certain Transactions. Except for arm’s-length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed in the Registration Statement, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

l. Acknowledgment Regarding Purchasers’ Acquisition of the Securities. The Company acknowledges and agrees that each Purchaser is acting on its own behalf, solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby, including but not limited to each Purchaser’s acquisition of all right, title and interest in the Convertible Notes and the Shares in book entry form from the respective Sellers. The Company further acknowledges that neither Purchaser is acting nor has acted as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by either Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to each Purchaser’s purchase and/or acquisition of the Securities from the Sellers. The Company further represents to the Purchasers and the Sellers that the Company’s consent to the execution and delivery of this Agreement has been based solely on the independent evaluation of the Company and its representatives.

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m. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

n. Title to Property. Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

o. Shell Status. The Company represents that it is not a “shell” issuer and has never been a “shell” issuer, or that if it previously has been a “shell” issuer, that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144-3(a)(9) opinion to allow for salability of any Shares issued on conversion of the Convertible Note or other Securities convertible into Shares, or (ii) accept such opinion from counsel to the Purchaser(s).

p. Corporate Existence. So long as either Purchaser beneficially owns all or any portion of the Purchasers’ Notes, the Purchasers’ Shares or the Securities or any portion thereof, acquired under this Agreement, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith.

q. Restriction on Activities. Commencing as of the date first above written, and until the later of the six month anniversary of the date first written above or payment or conversion of the Purchasers’ Notes in full, or the issuance of Securities in exchange for the Purchasers’ Notes, the Company shall not, directly or indirectly, without each Purchaser’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the Common Stock) above $500,000, whether a transaction similar to the one contemplated hereby or any other investment; or (d) file any registration statements with the SEC.

w. Legal Counsel Opinions. Upon the request of either Purchaser, from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s Transfer Agent and each requesting Purchaser a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of any shares of Common Stock underlying conversion of the Purchasers’ Notes or other Securities issuable upon exchange of the Purchasers’ Notes or other Securities by the Purchaser or its affiliates, successors and assigns is exempt from the registration requirements of the Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the such shares of Common Stock are not then registered under the Act for resale pursuant to an effective registration statement). Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, either Purchaser may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. If the Company previously has been a “shell” issuer, the legal Counsel Opinion shall state that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144-3(a)(9) opinion to allow for salability of any Shares issued on conversion of the Purchasers’ Notes or other Securities convertible into Shares, or (ii) accept such opinion from each Purchaser’s counsel.

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y. Breach of Covenants. The Company agrees that if the Company breaches any of the representations, warranties or covenants set forth in this Section 4, and in addition to any other remedies available to each Purchaser pursuant to this Agreement, it will be considered an Event of Default, as that term is defined in the Convertible Note issued to Firstfire on January 30, 2017, the Company shall pay to the Purchasers the Standard Liquidated Damages Amount, as defined in said Convertible Note, in cash or in shares of Common Stock at the option of the Purchasers, until such breach is cured, or the Company shall pay to the Purchasers the Standard Liquidated Damages Amount in cash or shares of Common Stock, at the option of the Purchasers, upon each violation of such provision. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

z. Rule 144. The Company acknowledges and agrees that in accordance with Rule 144, the holding period of the Securities will tack back to the date such Securities sold and transferred therefor were initially issued. The Company agrees not to take a position to the contrary.

5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS, PURCHASERS AND COMPANY. The obligation of the Sellers, Purchasers and the Company hereunder to: (i) issue and sell the Purchasers’ Notes and Shares by the Sellers to the Purchasers at the Closing; and (ii) the issuance by the Company of Securities to the Purchasers in exchange for the Purchasers’ Notes and/or the Shares or a portion thereof is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the sole benefit and may be waived by the Sellers, Purchasers and/or the Company, as the case may be, at any time in their sole discretion:

a. The Parties shall have executed this Agreement and delivered the same together with all certificates and other instruments contemplated hereby.

b. The Purchasers shall have delivered their respective portions of the Purchase Price in accordance with Section 1.b above.

c. The representations and warranties of each Purchaser and the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. CONDITIONS PRECEDENT TO THE PURCHASERS’ OBLIGATIONS TO PURCHASE. The obligations of each Purchaser hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by each Purchaser at any time in its sole discretion, with it being understood that any such waiver will only be applicable to the waiving Purchaser:

a. The Company and Sellers shall have executed this Agreement and delivered the same to the Purchasers.

b. The Company shall have delivered to the Purchasers the duly executed Purchasers’ Notes (in such denominations as each Purchaser shall request) and in accordance with Section 1.b above.

c. The Irrevocable Transfer Agent Instructions, in form attached hereto, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Purchaser shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by each Purchaser including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

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e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

f. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

g. Each Purchaser shall have received an officer’s certificate described in Section 3.c above, dated as of the Closing Date.

7. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by any Party against the other Parties concerning the transactions contemplated by this Agreement, the Securities or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts of the State of New York or in the federal courts located in the State of New York, County of New York. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing Party shall be entitled to recover from the other Party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other Party. This Agreement, once executed by a Party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the Party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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e. Entire Agreement; Amendments. This Agreement, the Securities and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor either Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the majority in interest of the respective Purchasers.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as first set forth above. With a copy to (which copy shall not constitute notice):

If to Purchasers’ Counsel, then to:

Barbara Mittman, Esq.

Grushko & Mittman, P.C.

515 Rockaway Avenue

Valley Stream, New York 11581

Email: counslers@aol.com

If to Sellers’ Counsel, then to:

Chad Friend, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: cfriend@legalandcompliance.com

If to the Company’s Counsel, then to:

Lawrence R. Lonergan, Esq.

The Lonergan Law Firm, LLC

96 Park Street

Montclair, NJ 07042

Email: llonergan@wlesq.com

Each Party shall provide notice to the other Parties of any change in address.

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g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither the Company, the Sellers nor the Purchasers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties. Notwithstanding the foregoing, the Purchasers may assign their respective rights hereunder to any person that purchases Securities in a private transaction from either Purchaser or to any of their “affiliates,” as that term is defined under the Securities Exchange Act of 1934, without the consent of the Company.

h. Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Parties. Each Party agrees to indemnify and hold harmless the other Parties and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by any Party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

j. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Parties acknowledge that a breach by any of them of their respective obligations hereunder will cause irreparable harm to the other Parties by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Parties acknowledge that the remedy at law for a breach of their obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a Party of the provisions of this Agreement, that the other Parties shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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m. Indemnification. In consideration of each Party’s execution and delivery of this Agreement and sale, transfer and assignment of the Securities and any Securities hereunder, and in addition to all of the other obligations under this Agreement or the Securities, the Seller and the Company shall defend, protect, indemnify and hold harmless the Purchaser and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company, and the Seller in this Agreement or the Securities or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company and Seller contained in this Agreement or the Securities or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Securities or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

n. General Releases. The Parties agree that as a condition to entering into this Agreement, Seller has executed and delivered separate General Releases to and in favor of each Purchaser and the Company, in the form attached hereto as General Release I and General Release II and made a part hereof.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned Purchaser, Seller and the Company have caused this Agreement to be duly executed as of the date first above written.

ALPHA CAPITAL ANSTALT [PURCHASER]

/s/: Konrad Ackermann
Name:	Konrad Ackermann
Title:	Director

BRIO CAPITAL MASTER FUND LTD [PURCHASER]

/s/: Shaye Hirsch
Name:	Shaye Hirsch
Title:	Managing Member

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LL [SELLER]

/s/: Eli Fireman
Name:	Eli Fireman
Title:	Managing Member

EFRAT INVESTMENTS, LLC [SELLER]

/s/: Joel Rotter
Name:	Joel Rotter
Title:	Managing Member

ACCELERATED PHARMA, INC.

/s/: Michael Fonstein
Name:	Michael Fonstein
Title:	Chief Executive Officer

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